Exhibit 99.1

Finish Line Reports Second Quarter Results

INDIANAPOLIS, Sept. 24, 2009--The Finish Line, Inc. (NASDAQ: FINL) today reported results for its second fiscal quarter, representing the 13-week period ended August 29, 2009. As previously disclosed, the company exited the Man Alive business effective July 4, 2009. Therefore, all financial results of the Man Alive operations are included in discontinued operations for all periods presented.

Second Quarter Results
Comparable store sales declined 9.9% in the second quarter compared to a 4.9% increase last year.  Net sales declined 11.4% to $298.7 million for the period compared to $337.0 million as a result of fewer stores and the comparable store sales decline.

Finish Line reported income from continuing operations of $11.7 million, or $0.21 per diluted share, compared to income from continuing operations of $14.9 million, or $0.27 per diluted share, in the second quarter last year. Diluted weighted average shares outstanding for the second quarter were 54.6 million versus 54.3 million for the same period a year ago.

Consolidated merchandise inventories were reduced 18% to $221.4 million as of August 29, 2009 compared to $269.9 million a year ago.  Finish Line inventory declined 13.4% overall and 10.1% on a per-square-foot basis.

At quarter end, the company had no interest-bearing debt and $142.9 million in cash and cash equivalents, up from $65.0 million at the end of the second quarter a year ago.

“In the second quarter, we continued to manage the business conservatively by controlling costs and increasing efficiencies, but we also made and will continue to make appropriate investments in our business to drive sales and profitable growth,” said Finish Line Chief Executive Officer Glenn Lyon. “Our online business and cross-channel strategies are growing, and we are focused on building upon that growth by improving the customer experience wherever and whenever they shop with us.  Overall, our focus at Finish Line is to sustain the health of our balance sheet, maintain our premium brand position, and within the realities of what remains a cautious consumer environment, position ourselves for future profit growth.”

Year-to-Date Results
For the 26 weeks ended August 29, 2009, Finish Line reported income from continuing operations of $13.5 million, or $0.24 per diluted share, versus income from continuing operations of $17.3 million, or $0.32 per diluted share for the same period a year ago.

Year-to-date comparable store sales declined 7.2% year to date versus a 3.4% increase last year.  Net sales declined 8.6% to $557.8 million, compared to $610.0 million a year ago.

Conference Call
The Company will host a conference call for investors Friday, September 25 at 8:30 a.m. EST. To participate in the call, dial (660) 422-4970, conference ID#29769719. To listen online, visit www.finishline.com. A replay of the conference call can be accessed at (706) 645-9291, conference ID#29769719. This replay will be available beginning at approximately 9:45 a.m. EST Friday, September 25, and will remain available through Monday, September 28. In addition, the replay will be available on the Web at www.finishline.com.

Forward Looking Statements
The company has experienced, and expects to continue to experience, significant variability in net sales, net income (loss) and comparable store net sales from quarter to quarter. Therefore, the results of the periods presented herein are not necessarily indicative of the results to be expected for any other future period or year.

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements.

Factors that could cause results of the company to differ materially include, but are not limited to: changing consumer preferences; the company's inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the company's stores; the loss of key employees; the effect of economic conditions including current conditions in the financial services industry, depressed demand in the housing market and unemployment rates; management of growth, the outcome of litigation, and the other risks detailed in the company's Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Company expects to report Q3 results on Tuesday, December 22, 2009 after the market closes followed by a live conference call on Wednesday, December 23, 2009 at approximately 8:30 a.m. EST.

About Finish Line
The Finish Line, Inc. is a premium athletic footwear store and one of the nation's largest mall-based specialty retailers, offering a large selection of performance and sport-style footwear, apparel and accessories for men, women and kids. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The company operates 680 Finish Line stores in 47 states and offers online shopping at www.finishline.com.

The Finish Line, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share and store data)

	Thirteen	Thirteen	Twenty-Six	Twenty-Six
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	August 29,	August 30,	August 29,	August 30,
	2009	2008	2009	2008

Net sales	$298,733	$337,000	$557,829	$610,019
Cost of sales (including occupancy costs)	203,364	229,740	386,086	422,675
Gross profit	95,369	107,260	171,743	187,344

Selling, general and administrative expenses	75,260	82,762	148,414	158,667
Store closing costs	1,381	250	1,612	250
Terminated merger-related costs	-	45	-	83
Operating income	18,728	24,203	21,717	28,344

Interest income, net	108	243	212	498
Income from continuing operations before income taxes	18,836	24,446	21,929	28,842

Income tax expense	7,088	9,535	8,422	11,589
Income from continuing operations	11,748	14,911	13,507	17,253

Loss from discontinued operations, net of income taxes	(12,622)	(1,817)	(14,989)	(3,291)
Net (loss) income	$(874)	$13,094	$(1,482)	$13,962

Income (loss) per diluted share:
Income from continuing operations	$0.21	$0.27	$0.24	$0.32
Loss from discontinued operations	(0.23)	(0.03)	(0.27)	(0.06)
Net (loss) income	$(0.02)	$0.24	$(0.03)	$0.26

Diluted weighted average shares outstanding	54,560	54,334	54,484	54,007

Dividends declared per share	$0.030	$0.030	$0.060	$0.030

Number of stores open at end of period:
Finish Line			681	697
Man Alive (sold in July 2009)			-	94
Total			681	791

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	August 29,		August 30,	August 29,		August 30,
	2009		2008	2009		2008

Net sales	100.0%		100.0%	100.0%		100.0%
Cost of sales (including occupancy costs)	68.1		68.2	69.2		69.3
Gross profit	31.9		31.8	30.8		30.7

Selling, general and administrative expenses	25.2		24.6	26.6		26.0
Store closing costs	0.4		0.1	0.3		0.1
Terminated merger-related costs	-		-	-		-
Operating income	6.3		7.1	3.9		4.6

Interest income, net	-		0.1	-		0.1
Income from continuing operations before income taxes	6.3		7.2	3.9		4.7

Income tax expense	2.4		2.8	1.5		1.9
Income from continuing operations	3.9		4.4	2.4		2.8
Loss from discontinued operations, net of income taxes	(4.2)		(0.5)	(2.7)		(0.5)
Net (loss) income	(0.3	) %	3.9%	(0.3	) %	2.3%

Condensed Consolidated Balance Sheet

	August 29,	August 30,	February 28,
	2009	2008	2009
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$142,926	$65,035	$115,875
Merchandise inventories, net	221,365	269,881	239,409
Other current assets	27,800	47,494	31,791
Property and equipment, net	152,839	206,719	173,119
Other assets	32,231	43,681	38,539
Total assets	$577,161	$632,810	$598,733

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$96,731	$125,732	$107,838
Terminated merger-related liabilities	-	218	-
Deferred credits from landlords	43,661	56,354	51,939
Other long-term liabilities	15,109	14,957	14,562
Shareholders' equity	421,660	435,549	424,394
Total liabilities and shareholders' equity	$577,161	$632,810	$598,733

CONTACTS:
Investor Relations:
Edward W. Wilhelm, (317) 899-1022 ext. 6914
Executive Vice President - Chief Financial Officer

Media Requests:
Elise Hasbrook, (317) 899-1022 ext. 6827
Corporate Communications Manager